Exhibit 99.1


          CITI TRENDS, INC. ANNOUNCES FISCAL 2005 AUGUST SALES RESULTS
               August Net Sales Increased 49.2% to $24.8 Million;
                 August Comparable Store Sales Increased 20.3%;
                    The Company Reports on Hurricane Katrina

         Savannah, GA - August 31, 2005 - Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales results for the four-week period ended August 27, 2005.

         Total net sales for the four-week period ended August 27, 2005 increased by 49.2% to $24.8 million from $16.6 million reported in the prior fiscal year. Comparable store sales increased 20.3% for the four-week period ended August 27, 2005 compared to a 6.7% increase in the four-week period ended August 28, 2004. Relocated stores and expanded stores are included in the comparable store sales results.

         Ed Anderson, CEO of Citi Trends, Inc., said "We are pleased with August sales as the positive momentum from the first half of the year continued into August. However, Hurricane Katrina, which swept across the Gulf Coast states on Monday, has had a negative effect on our September business. We had 26 stores closed all or part of this past Monday, 18 stores closed on Tuesday and 16 stores closed today. Eleven of the 16 stores closed today are closed due to power outages and/or roof and storefront damage. We have not been able to determine the status of the remaining five stores; two of which are in the New Orleans area.

         We share the concerns of the rest of the country regarding the impact of this disaster on the lives of the people in the Gulf Coast area. Our thoughts and prayers are for those people."

         Citi Trends, Inc. is insured for certain of the losses to the contents of its stores, including inventories and equipment.

         Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 221 stores located in 12 states in the South, Southeast and Mid-Atlantic region, and our website address is www.cititrends.com.

Forward-Looking Statements
--------------------------

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.


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                                                       Company Contact:
                                                       Tom Stoltz
                                                       Chief Financial Officer
                                                       Citi Trends, Inc
                                                       (912) 443-2075
                                                       tstoltz@cititrends.com
                                                       www.cititrends.com

                                                       Ed Anderson
                                                       Chief Executive Officer
                                                       Citi Trends, Inc
                                                       (912) 443-3705
                                                       eanderson@cititrends.com
                                                       www.cititrends.com